Exhibit 21.1


                             SUBSIDIARY COMPANIES OF
                   MOTOR COACH INDUSTRIES INTERNATIONAL, INC.
                              As of April 30, 2001


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Subsidiary                                         Ownership %     Incorporation                      Parent
------------------------------------------------   -----------   ---------------     ---------------------------------------------
BusLease, Inc.                                            100%          Delaware     Motor Coach Industries International, Inc.
MCI Sales and Service, Inc.                               100%          Delaware     Motor Coach Industries International, Inc.
MCI Service Parts, Inc.                                   100%          Delaware     Motor Coach Industries International, Inc.
MCII Financial Services Inc.                              100%          Delaware     Motor Coach Industries International, Inc.
MCI Acceptance Corp.                                      100%          Delaware     MCII Financial Services Inc.
MCII Funding Inc.                                         100%          Delaware     MCII Financial Services Inc.
MCII Financial Services II, Inc.                          100%          Delaware     Motor Coach Industries International, Inc.
MCIL Holdings, Ltd.                                       100%            Canada     Motor Coach Industries International, Inc.
Motor Coach Industries Limited                            100%            Canada     MCIL Holdings, Ltd.
Frank Fair Industries Ltd.                                100%          Manitoba     Motor Coach Industries Limited
Motor Coach Industries, Inc.                              100%          Delaware     Motor Coach Industries International, Inc.
Motor Coach Industries Mexico, S.A. de C.V.             99.99%            Mexico     Motor Coach Industries International, Inc.
Motor Coach Industries Manufactura, S.A. de C.V.        99.99%            Mexico     Motor Coach Industries Mexico, S.A. de C.V.
Servicios Administrativos
  Motor Coach Industries Mexico, S.A. de C.V.           99.99%            Mexico     Motor Coach Industries Mexico, S.A. de C.V.
Servicios Sahagun, S.A. de C.V.                         99.99%            Mexico     Motor Coach Industries Mexico, S.A. de C.V.
TMO Holdings of Canada, Ltd.                              100%            Canada     Motor Coach Industries International, Inc.
Transit Bus International, Inc.                           100%          Delaware     Motor Coach Industries International, Inc.
Greyhound Overseas Service, Inc.                          100%    Virgin Islands     Transit Bus International, Inc.
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